Exhibit 99.1

DIGI POWER X INC.

Nasdaq: DGXX | Cboe Canada: DGX

A Vertically Integrated AI Infrastructure Company

Digi Power X Provides Operations and Financial Update

MIAMI, FL – July 7, 2026 – Digi Power X Inc. (Nasdaq: DGXX / Cboe Canada: DGX) (the “Company” and “Digi Power X”), an AI data center infrastructure operator, today provided an update on operations and its financial position.

Operations Update

●	Flagship buildout on track. Construction of the Company’s purpose-built AI data center campus is progressing on schedule. The first phase remains on track for a ready-for-service date of December 2026, with the second phase expected to come online by the end of the first fiscal quarter of 2027. Crews are currently erecting the building shell, marking a significant construction milestone as the project transitions from site and civil work to vertical construction.

●	All long-lead equipment secured. Commitments are now in place for every major long-lead item needed to complete Phase 1, including the critical electrical and switchgear infrastructure. Locking in this equipment mitigates a significant scheduling risk and keeps the buildout aligned with the Company’s targeted in-service date.

●	NeoCloudz live and generating AI revenues. NeoCloudz, the Company’s GPU-as-a-Service platform, has run AI workloads without interruption on its live fleet of NVIDIA B200 and B300 GPUs since the second quarter of 2026. The platform contributed to the Company’s first AI-related revenues during the past quarter. To support the growth of the platform, the Company expects to open a Silicon Valley office by August 2026 and is building out a dedicated engineering team for its GPU-as-a-Service business.

●	Project financing moving forward. In keeping with its stated preference for non-dilutive debt to fund growth, the Company is putting project-level financing in place to underwrite its data center buildout. Further details are expected once definitive documentation is finalized.

●	Strong, self-funded financial position. Beyond the anticipated project financing, the Company is advancing its expansion using internal resources and striving to sustain a healthy cash balance while directing capital into the Company’s Alabama site. Additional details appear in the remarks from the Company’s Chief Financial Officer below.

“We continue to be in a position to fund our rapid expansion internally,” said Paul Ciullo, Chief Financial Officer of Digi Power X. “As of July 3, 2026, the Company had approximately $155 million in cash and cash equivalents, with roughly $95 million of capital already deployed into our Alabama site year-to-date, entirely from our own resources. We remain focused on advancing our growth plan without compromising our balance sheet as we finalize project-level financing for the next phase.”

Current Financial Position (as of July 3, 2026)

●	Cash and cash equivalents: approximately $155 million

●	Year-to-date capital expenditures (Columbiana): approximately $95 million

●	Long-term debt: none

“We continue to execute on our growth strategy and Tier 3 data center development plans,” said Michel Amar, Chief Executive Officer of Digi Power X. “Our team remains focused on delivering the milestones ahead of us – advancing our purpose-built AI data center campus toward its ready-for-service targets, scaling the NeoCloudz platform, and building the Tier 3 infrastructure needed to meet accelerating demand for AI compute. We remain confident in our strategy and are executing on our plans with discipline.”

US Data Centers Inc. Update

Digi Power X is a major shareholder of US Data Centers Inc. (“US Data Centers”), which develops and commercializes the ARMS modular data center platform. The Company confirms that the ARMS 200 modular unit has been live and operating successfully at Tier 3 standards at the Company’s Alabama facility since May 15, 2026, and has been generating AI-related revenues for Digi Power X since that date.

US Data Centers’ ARMS 200 AI-ready modular solution at the Company’s Columbiana, Alabama campus.

2027 Outlook

For fiscal 2027, Digi Power X is targeting an annualized run rate of approximately $250–$300 million across its three operating segments:

●	AI colocation. Revenue from the Colocation Agreement is expected to contribute approximately $80–$100 million, reflecting a full year of Phase 1 operations and a partial year of Phase 2 following its targeted commissioning (40 MW). The Company is targeting an aggregate of 90 MW of AI colocation for fiscal 2027 (50 MW in addition to the Colocation Agreement), for aggregate colocation revenues of up to approximately $200 million.

●	GPU-as-a-Service (NeoCloudz). Revenue is expected to scale over the course of the year toward approximately 10 MW of deployed capacity, targeting a year-end annualized run rate of up to approximately $100 million as additional GPU capacity is brought online.

●	Energy sales. Expected to contribute approximately $12 million.

These targets are subject to execution, customer ramp, financing availability and the other factors described under “Forward-Looking Statements” below.

About Digi Power X

Digi Power X is an AI infrastructure company, operating a vertically integrated portfolio of power assets and data center capacity across Alabama, New York, and North Carolina. The Company's NeoCloudz platform delivers GPU-as-a-Service on dedicated, bare metal NVIDIA infrastructure. For more information, visit www.digipowerx.com.

Investor Relations

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations: T: 888-474-9222 | Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Cboe Canada does not accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes the statements under the heading “2027 Outlook,” statements regarding the construction, buildout and expected timing and capacity of the Company’s AI data center campus, project-level financing, and goals, expectations and targets for the business of Digi Power X. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “goals,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking information is subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: risks relating to construction and equipment delivery; delivery of deployment of equipment may not occur on the timelines anticipated by the Company, or at all; financing availability and terms; counterparty performance; permitting and interconnection, regulatory matters, and general economic and market conditions; Phase 2 deployment of the Company’s purpose-built AI data center campus is conditioned on the Company securing adequate financing, and there can be no assurance that financing will be completed on the terms contemplated or at all; that any additional commercial agreements under discussion will be entered into, or that the Silicon Valley, West Virginia or upstate New York opportunities will be realized; global demand for AI computing infrastructure; further improvements to profitability and efficiency may not be realized; and other related risks, some of which are more fully set out in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and other documents disclosed in the Company’s filings at www.sedarplus.ca and in the Company’s annual, quarterly and current reports filed with the SEC on its website, www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.

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